Exhibit 4.47
RIGHT

OF FIRST

REFUSAL
AGREEMENT
This

Right

of

First

Refusal

Agreement

(this

"Agreement")

is

made

effective

as

of
November

8,

2021

between

Diana

Shipping

Inc.,

a

Marshall

Islands

corporation

(the
"Grantor"), and
OceanPal

Inc.,

a Marshall

Islands

corporation

(the
"Company").
BACKGROUND
The

Company

is

a

wholly-owned

subsidiary

of

the

Grantor,

and

the

Grantor

intends

to
distribute

of

all

of

the

Company's
issued

and

outstanding
common

shares

to

the

Grantor's
shareholders

(the

"Spin-Off")
such

that

the

Company

will

be

an

independent

publicly

traded
company

following

the

Spin-Off.

In

connection

with

the

Spin-Off

,

the

Grantor

desires

to

grant

the
Company

a

right

of

first

refusal

to

acquire

one

or

all

of

six

vessels

identified

in

Exhibit

A hereto

(each,

a "Subject

Vessel"

)

when

and

if the

Grantor

determined

to sell

such

Subject
Vessel.
AGREEMENT
For

good

and valuable

consideration, the

receipt

and

sufficiency

of

which

are

hereby
acknowledged,
the

Grantor

and the

Company

agree

to the
following:
1.

Vessel

Sale

Restriction.

The

Grantor hereby

agrees

that

it

shall

not

sell,
transfer or
otherwise dispose

of, whether

by one

or

a

series

of

transactions

and

whether

directly

or
indirectly,

any

Subject

Vessel

(a

"Sale")

except

as

expressly

permitted

pursuant

to

this Agreement
following

the

delivery

by the

Grantor

to

the

Company

of

an

Offer

Notice

with

respect to

the

Subject

Vessel

proposed

to

be

sold.

If

any

affiliate

of

the

Company

shall

at

any
time
become

the

owner
of

a

Subject

Vessel,

then

the

Company

shall

cause

such

affiliate

to

be

bound by

the

terms

hereof

and
all

terms

of

this

Agreement

shall

apply

to

such

affiliate

as

if

it were
the Company.
2.

Offer

Notice;

Response

Notice.

The

Grantor

may,

from

time

to

time,

deliver
to the
Company

notice

of

a

potential

or

contemplated

Sale

(each

such

notice,

an

"Offer

Notice").
Each

Offer

Notice

shall

include

a

description

of

the

proposed

purchase

price,

which

purchase
price

shall
be equal

to

the fair

market

value

of the

applicable

Subject

Vessel,

as determined

by
the average of two
independent

shipbroker

valuations
from
brokers

mutually

agreeable

to

the
Grantor
and

the

Company,

and

proposed

terms

and

conditions

of

such

Sale.

Within

seven

(7)

business
days

after

receipt

of

any
Offer

Notice,

the

Company

may,

in

its

sole

discretion,

deliver

notice
to
the

Grantor

(a

"Response

Notice")

that

the

Company

accepts

the

price

and

terms

and
conditions
as

those

offered

in

the

Offer
Notice,

subject

to

the

negotiation

and

execution

of

a

memorandum

of
agreement

for

the

sale

of

the
Subject

Vessel

as

contemplated

below

and

thereafter,

the
Grantor
and

the

Company

shall

have

thirty
(30)

days

from

the

date

on

which

the

Company

delivers

the
applicable

Response

Notice

to

negotiate

in

good

faith,

on

an

exclusive

basis,

the

terms

of
purchase

and

sale

agreement

for

the

applicable

Subject

Vessel

(a

"Contract

of

Sale"),

which
terms

shall

be

no

less

favorable

to

the

Company

than

the

purchase

price

and

other

terms

and conditions

contained

in the

Offer

Notice

and
shall

contain

a

due

diligence

period,
customary
representations

and

warranties

and

other

provisions
customary

in

similar

types

of
transactions,

as
negotiated

in

good

faith

by

the

parties.

The

Company
shall

have

the

right

to

designate

any
direct
or

indirect

wholly

owned

subsidiary

to

consummate

the
purchase

of the

Subject
Vessel.
3.

Termination
of

Vessel

Sale

Restriction.

If,

following the

delivery

by

the
Grantor to
the

Company

of

an

Offer Notice with

respect to

a

Subject Vessel,

(i)

the

Company

fails
to

timely

deliver

a

Response

Notice

with

respect

to

such

Offer

Notice

as

provided

in

Section

2
above,

(ii)

the

Company

shall

have

delivered

a

Response

Notice

to

the

Grantor,

and

the
Grantor and
the

Company

have

not

executed

a

Contract

of

Sale

within

the

time

period

contemplated

by Section
2,

above

and

such

failure

was

not

the

result

of

a

default

by

the

Grantor

hereunder,

or
(iii)

a

Contract

of

Sale

has

been

entered

into

by

the

Grantor

and

the

Company

and

thereafter

is terminated

other
than

on

account

of

a

breach

by

the

Grantor,

then

the

Grantor

shall

be

free

to

sell such

Subject

Vessel
(A)

for

a

purchase

price

which

is

no

less

than

one

hundred

percent

(100%)

of

the

purchase

price
contained

in

the

applicable

Offer

Notice,

and

(B)

otherwise

upon
substantially
the

same

terms

and

conditions

contemplated

by

the

Offer

Notice,

so

long

as

such

Sale

is consummated

within

three

(3)

months

after

the

date

on

which

the

Company

received

the
applicable

Offer

Notice.

Upon

such Sale

described

in

the

immediately preceding

sentence, said

right

of

first refusal

(with

respect
to

such

Subject

Vessel

only)

shall

thereupon
automatically
terminate

and

shall

be

of

no

further

force
and

effect

and

such

right

of

first

refusal

shall

not

be

binding

upon

the
Grantor's
successors

or
assigns.

If

such

proposed

Sale

is

not

consummated
as
permitted

hereunder

within

such

three

(3)

month
period,

the
Company's
right

of

first

refusal

shall

be

deemed

to

be

reinstated and

Seller

shall

not

have
the

right

to

sell

such

Subject

Vessel

until

it has

again

complied with

the

provisions of

this

Agreement,
including delivering an

Offer
Notice
with

respect

to such

Subject
Vessel.
4.

Notices.

All

notices,

requests,

demands

and

other

communications

to

any

party
hereunder

will

be

in

writing

(including

prepaid

overnight courier

or

electronic mail)

and

will

be

given
to

such

party

at

its

respective

address

set

forth

below

or

at

such

other

address

as

such

party

may
hereafter specify

for

the

purpose

by

notice

to

the

other

party

hereto.

Each such

notice,

request or
other communication
will

be

effective

when

received

at

the

address

specified

in
this
Section

or

when
delivery

at such

address

is
refused.
Notices

to the

Grantor

will be

made

as
follows:
Diana

Shipping
Inc.
Pendelis 16
175

64 Palaio

Faliro
Athens, Greece
Attention:

Ioannis
Zafirakis
Tel:

+30
2109470100
Email: izafirakis@dianashippinginc.com
Notices

to the

Company

will be

made

as
follows:
OceanPal Inc.
Pendelis 26
175 64

Palaio
Faliro
Athens, Greece
Attention:

Eleftherios
Papatrifon
Tel:

+30

210
9485360
Email: lpapatrifon@oceanpal.com
5.

Term.

This

Agreement shall

terminate at

such

time

that

the

Sale

of

each
Subject Vessel
has

been consummated

in accordance

with this
Agreement.

6.

Governing

Law.

This

Agreement

and

the

rights

and

obligations

of

the

parties
hereto will be governed by

and construed in accordance

with the laws

of the State of New York.
7.

Further Assurances.

The Grantor agrees to

execute, acknowledge and deliver all such
instruments and

take

all

such

actions

as

the

Company from

time

to

time

may

reasonably request in
order to

further

effectuate the

purposes of

this

Agreement and

to

cany

out the

terms hereof

and

to

better

assure

and

confirm

to

the

Company

its

rights,

powers

and

remedies hereunder.
8.

Binding Effect;

Assignment.

This

Agreement will be

binding upon

and inure

to the
benefit

of

the

parties

hereto

and

to

their

respective

heirs, executors,

administrators,

successors

and
permitted assigns.

This Agreement

is not assignable by

either party without

the

prior written consent
of the other party.
9.

Severability.

If

any

term,

covenant

or

condition of

this

Agreement

is

held to

be
invalid,

illegal

or

unenforceable in

any

respect,

then

this

Agreement will

be

construed

as

if

such
invalid,

illegal, or

unenforceable

provision

or

part

of

a

provision had

never

been

contained

in

this
Agreement.
9.

Counterparts.

This Agreement

may

be executed

in

multiple counterparts,

each

of
which will

be deemed an original

and all

of such

counterparts together will

constitute one agreement.
To
facilitate

execution

of

this

Agreement,

the

parties

may

execute

and

exchange

counterparts

of
signature

pages

by

electronic

transmission

(e.g.,

through

use

of

a

Portable

Document

Format

or
"PDF" file).
[Signature

page

follows.]

IN

WITNESS

WHEREOF,

the

parties

hereto

have executed

or caused

this Agreement to

be
executed as

of the

date set

forth
above.

DIANA SHIPPING INC.

By:

Name:

Ioannis Zafirakis

Title

Director, Chief Financial Officer,

Chief
Strategy Officer, Treasurer

and Secretary

OCEANPAL INC.

By:

Name:

Eleftherios Papatrifon

Title

Director and Chief Executive Officer

[Signature page to the Right of First Refusal

Agreement]

EXHIBIT A
Vessel Name
1
Semirio
2
Boston
3 Melia
4
Aliki
5
Baltimore

Artemis